EXHIBIT 4

[LOGO]   CHASEMELLON
         SHAREHOLDER SERVICES














                                SERVICE AGREEMENT


                                       FOR


                             TRANSFER AGENT SERVICES


                                       TO


                                  AMADEO TRUST

      THIS TRANSFER AGENT AGREEMENT among Amadeo, Inc. , a Delaware corporation ("Depositor"), NationsBank, N.A. as Trustee (the "Trustee"), NationsBank N.A., individually ("NationsBank") and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company ("ChaseMellon"), is dated as of June 30, 1999.

1. APPOINTMENT. The Trustee hereby appoints ChaseMellon as its transfer agent, registrar and paying agent and ChaseMellon accepts such appointment in accordance with the following terms and conditions for the units representing fractional undivided interests in and ownership of the Amadeo Trust (the "Trust"), all as more fully described in EXHIBIT A hereto (the "Units").

2.    TERMS OF AGREEMENT.

      (a) This Agreement shall commence on the date hereof and shall continue until the earliest of (1) the resignation of ChaseMellon in accordance with Section 2(b), (ii) receipt by ChaseMellon of a notice of termination in accordance with Section 2(c) and (iii) receipt by ChaseMellon of a notice from the Trustee that the Trust has terminated in accordance with the Trust Indenture and Agreement for Amadeo Trust, effective as of June 30, 1999, as may from time to time be amended or supplemented, between the Depositor and Trustee under which the Trust was created (the "Trust Documents").

      (b) ChaseMellon may resign at any time upon giving at least 30 days written notice to the Depositor and the Trustee; provided, however, that no such resignation shall become effective until the appointment of ChaseMellon's successor hereunder. If no successor is appointed within 30 days after the date of resignation, ChaseMellon may petition a court of competent jurisdiction for the appointment of a successor.

      (c) The Trustee may terminate this Agreement and the appointment of ChaseMellon as transfer agent, registrar and paying agent at any time upon giving 30 days written notice to ChaseMellon. In the event this Agreement is terminated by the Trustee, Trustee's notice must include instructions as to the disposition of records, as well as any additional documentation reasonably requested by ChaseMellon. Except as otherwise expressly provided in this Agreement, the respective rights and duties of the Trustee, the Sponsor and ChaseMellon under this Agreement shall cease upon termination of the appointment.

3.    DUTIES OF CHASEMELLON.

      (a) ChaseMellon will provide the services listed in EXHIBIT B hereto, in the performance of its duties as transfer agent, registrar, and paying agent.

      (b) In addition to the services provided for on EXHIBIT B hereto, ChaseMellon agrees to do the following:

          (i) Record and register the ownership positions of the Units in the Trust in book entry form;

          (ii) Mail to each holder of a Unit as of the close of business on such record date as shall be designated in written instructions from the Trustee (or any administrative agent appointed by the Trustee (the "Administrative Agent") as reflected on the books and records maintained by ChaseMellon ("Unitholders"), within 3 business days after the date of its receipt of such instructions, all notices or statements delivered to ChaseMellon by the Trustee or the Administrative Agent, with written instructions to ChaseMellon to deliver such notices or statements to Unitholders; and

          (iii) The Trustee or the Administrative Agent will provide to ChaseMellon a Distribution Statement, substantially in the form attached hereto as Exhibit E, on the third business day prior to, but not including, the 18th day of each month, or if such day is not a business day, the next business day (the "Payment Date"). In accordance with the Distribution Statement, ChaseMellon will send to each Unit holder checks for principal, interest and other amounts, if any, on each Payment Date, provided that ChaseMellon receives from the Trustee (or the Administrative Agent) on the above referenced payment date immediately available funds in an amount necessary to make such payments. Each check stub will state the amount of principal or interest or such other amounts.

4. REPRESENTATIONS AND WARRANTIES OF CLIENT. The Depositor and the Trustee each represents, warrants and covenants to ChaseMellon that:

          (a) the Units issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable;

          (b) the Units issued and outstanding on the date hereof are not required to be registered and have not been registered under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended;

          (c) the Trust is duly registered as an investment company under the Investment Company Act of 1940, as amended, and is and will continue to be in compliance with such Act;

          (d) to our knowledge, all taxes, if any, which were payable upon or in respect of the original issuance of the Units issued and outstanding on the date hereof have been paid;

          (e) the execution and delivery of this Agreement, does not violate the terms and conditions of the Trust Documents, any applicable federal laws of the United States of America or the laws of the State of New York, any order or decree affecting the Trust of any New York or federal court or public authority having jurisdiction or any contract, agreement or undertaking to which the Trust is a party or by which it is bound; and

          (f) this Agreement is a valid and binding agreement of each of the parties hereto (other than ChaseMellon) and is enforceable against the Depositor, the Trustee, the Trust, and NationsBank, N.A., in accordance with its terms, except as the enforceability thereof may be limited by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (whether applied by a court of law or equity); and

          (g) the Depositor and the Trustee agree to provide or cause to be provided to ChaseMellon the documentation and notifications listed in EXHIBIT C hereto.

5. COMPENSATION AND EXPENSES. NationsBank and the Trustee jointly and severally agrees to compensate ChaseMellon for its services hereunder in accordance with the fee schedules listed in EXHIBIT D hereto. Such fees may be adjusted by the annual percentage of change in the latest Consumer Price Index of All Urban Consumers (CPI-U) for the Northeast region, 1982-84=100, as published by the U.S. Department of Labor, Bureau of Labor Statistics. In accordance with EXHIBIT D hereto, NationsBank and the Trustee jointly and severally agree to reimburse ChaseMellon for all reasonable expenses, disbursements or advances incurred by it in accordance herewith. All amounts owned to ChaseMellon hereunder are due upon receipt of the invoice. Delinquent payments are subject to a late payment charge of one and one half percent (1.5%) per month commencing forty-five (45) days from the invoice date. Nations Bank and the Trustee jointly and severally agree to reimburse ChaseMellon for any attorney's fees and any other costs associated with collecting delinquent payments. ChaseMellon may suspend transfers and/or terminate this Agreement upon written notice if (i) NationsBank or the Trustee fails to pay fees hereunder or (ii) any proceeding in bankruptcy, reorganization, receivership or insolvency is commenced by or against either NationsBank, N.A. or the Trust, or either NationsBank, N.A. or the Trust shall become insolvent, or shall cease paying its obligations as they become due or makes any assignment for the benefit of its creditors.


6.    SCOPE OF AGENCY.

      (a) ChaseMellon shall act solely as agent for the Trustee under this Agreement and owes no duties hereunder to any other person. ChaseMellon undertakes to perform the duties and only the duties that are specifically set forth in this Agreement, and no implied convenants or obligations shall be read into this Agreement against ChaseMellon.

      (b) ChaseMellon may rely upon, and shall be protected in acting or refraining from acting upon, (i) any communication from the Trustee; (ii) any communication from any co-Transfer Agent or from any Registrar (other than ChaseMellon), co-Registrar, or Administrative Agent, and ; (iii) any other written instruction, notice, request, direction, consent, report, certificate, or other instrument, paper or document believed by ChaseMellon to be genuine and to have been signed or given by the proper party or parties. In addition, ChaseMellon is authorized to refuse to make any transfer it deems improper.

      (c) ChaseMellon may consult with counsel (including internal counsel) whose advice shall be full and complete authorization and protection in respect of any action taken, suffer or omitted by it hereunder in good faith and in reliance thereon.

      (d) Any instructions given by the Trustee to ChaseMellon orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Trustee as soon as practicable. ChaseMellon shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 6(d).

      (e) ChaseMellon shall not be obligated to take any legal action hereunder; if, however, ChaseMellon determines to take any legal action hereunder, and, where the taking of such legal action might in ChaseMellon's judgment subject or expose ChaseMellon to any expense or liability, ChaseMellon shall not be required to act unless ChaseMellon shall have been furnished with an indemnity satisfactory to ChaseMellon.

7. INDEMNIFICATION. NationsBank, N.A. and the Trustee jointly and severally agree to indemnify ChaseMellon for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with its duties under this Agreement, including the costs and expenses of defending itself against any Loss, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of ChaseMellon's gross negligence or intentional misconduct.

8.    LIMITATION OF LIABILITY.

      (a) In the absence of gross negligence or intentional misconduct on its part, ChaseMellon shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. In no event will ChaseMellon be liable for special, indirect, punitive, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if ChaseMellon has been advised of the possibility of such damages. Any liability of ChaseMellon will be limited to the amount of fees paid to ChaseMellon hereunder.

      (b) In the event any question or dispute arises with respect to ChaseMellon's duties hereunder, ChaseMellon shall not be required to act or be held liable or responsible for its failure or refusal to act until the questions or dispute has been (i) judicially settled (and, if appropriate, either may file a suit in interpleader or for a declamatory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction that is binding on all parties interested in the matter and is no longer subject to review or appeal, or (ii) settled by a written document in form and substance satisfactory to ChaseMellon and executed by the Depositor and the Trustee. In addition, ChaseMellon may require for such purpose, but shall not be obligated to require, the execution of such written settlement by parties that may have an interest in the settlement.

9. FORCE MAJEURE. ChaseMellon shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, civil disobedience, riots, rebellions, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, fires, earthquakes, storms, floods, acts of God or similar occurrences.


10. NOTICES. All notices, demands and other communications shall be in writing and sent or delivered to the addresses indicated on the signature page hereof. Notice will be effective on the date that it is received.

11.   MISCELLANEOUS.

      (a) AMENDMENTS. This Agreement may not be amended or modified in any manner except by a written agreement signed by ChaseMellon, NationsBank, the Depositor and the Trustee.

      (b) GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

      (c) SURVIVAL OF TERMS. The obligations under Section 5, 7 and 8 shall survive the termination of this Agreement.

      (d) ASSIGNMENT. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by any party without the prior written consent of each other party, which no other party will unreasonably withhold, condition or delay. Any attempted assignment in violation of the foregoing will be void.

      (e) HEADINGS. The headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

      (f) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate the law, it will be severed from the rest of the Agreement and ignored.

      (g) COUNTERPARTS. This Agreement may be executed manually in any number of counterparts, each of which such counterparts, when so executed and delivered, shall be deemed an original, and all such counterparts when taken together shall constitute one and the same original instrument.

      (h) ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and merges of prior written or oral communications, understandings, and agreements with respect to the subject matter of this Agreement. The parties acknowledge that the Exhibits hereto are an integral part of this Agreement.

      (i) BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or entity other than ChaseMellon, the Depositor and the Trustee any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of ChaseMellon and the Trustee.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

AMADEO, INC.
BY:      /s/ BRENT C. ANDERSON
         --------------------------------
NAME:    BRENT C. ANDERSON
         --------------------------------
TITLE:   SENIOR VICE PRESIDENT
         --------------------------------
ADDRESS: 100 W. LIBERTY STREET, SUITE 650
         --------------------------------
         RENO, NV  89501
         --------------------------------
ATTN:    ________________________________



NATIONSBANK, N.A., AS TRUSTEE

BY:      /s/ SUZANNE W. CASTLEBERRY
         ---------------------------------
NAME:    SUZANNE W. CASTLEBERRY
         ---------------------------------
TITLE:   VICE PRESIDENT
         ---------------------------------
ADDRESS: 100 N. TRYON STREET
         ---------------------------------
         CHARLOTTE, NC  28255
         ---------------------------------
         NC1-007-19-02
         ---------------------------------
ATTN:    SPECIALTY ACCOUNTING
         ---------------------------------


CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

BY:      /s/ SHARON MAGIDSON
         ---------------------------------
NAME:    SHARON MAGIDSON
         ---------------------------------
TITLE:   VICE PRESIDENT
         ---------------------------------
ADDRESS: 235 MONTGOMERY STREET
         ---------------------------------
         23RD FLOOR
         ---------------------------------
         SAN FRANCISCO, CA
         ---------------------------------
ATTN:    _________________________________



NATIONSBANK, N.A., INDIVIDUALLY

BY:      /s/ PAULETTE MEHAS
         ---------------------------------
NAME:    PAULETTE MEHAS
         ---------------------------------
TITLE:   VICE PRESIDENT
         ---------------------------------
ADDRESS: 100 N. TRYON STREET
         ---------------------------------
         CHARLOTTE, NC  28255
         ---------------------------------
ATTN:    NC1-007-20-01
         ---------------------------------

                                       A-1
[LOGO]   CHASEMELLON
      SHAREHOLDER SERVICES                                  EXHIBIT A

                         UNITS SUBJECT TO THE AGREEMENT
                                                             NUMBER OF
                                                           AUTHORIZED UNITS
                                    NUMBER OF                 ISSUED AND
           UNITS                 AUTHORIZED UNITS             OUTSTANDING
--------------------------------------------------------------------------------

[LOGO]   CHASEMELLON
      SHAREHOLDER SERVICES                                  EXHIBIT B

                             SERVICES TO BE PROVIDED

ACCOUNT MAINTENANCE FUNCTIONS

o     Opening new accounts
o     Posting debits and credits
o     Planning and releasing stop transfer notations
o     Consolidating accounts
o Coding accounts requiring special handling (e.g. "bad address," "do not mail," "VIP," etc.)
o     Processing address changes
o     Responding to Unitholder correspondence
o     Providing a general 800 phone number for Unitholder inquiries
o Obtaining and posting Taxpayer Identification Number Certifications pursuant to IDTCA regulations
o Maintaining closed accounts for the purpose of research and tax reporting
o     Purging closed accounts that meet selective criteria
o     Providing unlimited on-line access to Unitholder records
o     Training on system access

UNIT ISSUANCE FUNCTIONS

o     Maintaining mail and window facilities for the receipt of transfer requests
o     Examining issuance or transfer requests to ensure that proper authority is being exercised
o     Verifying that Units issued equal the amount  surrendered
o     Verifying that no stop orders are held against the  transferred  Units
o     Registering  new book  entry  positions
o     Recording   canceled  book  entry  positions
o Processing restricted and legal transfers upon presentment of appropriate supporting documentation
o     Preparing Daily Transfer or Management Summary Journals
o     Distribution of Initial Transaction Statement

PAYING AGENCY FUNCTIONS

o     Preparing and mailing checks
o Preparing and wiring funds, if instructed and appropriate arrangements are made with ChaseMellon
o     Reconciling checks
o     Preparing  payment  register in list or microfiche  form
o     Withholding and filing taxes for  non-resident  aliens and others
o     Filing federal tax information returns

o     Processing "B" and "C" Notices received from the IRS
o Mailing required statements (Form 1099) to registered Unitholders, if requested by the Trustee and necessary forms have been delivered to ChaseMellon
o     Maintaining  stop  files  and  issuing  replacement  checks
o     Maintaining payment orders and addresses
o     Maintaining records to support escheat filings
o Distribution of Distribution Statement (unless receipt has been waived by a Unitholder)

OTHER SERVICES

o     Preparing Unitholder listings and labels

[LOGO]   CHASEMELLON
         SHAREHOLDER SERVICES
                                                                       EXHIBIT C




           DOCUMENTS AND NOTIFICATIONS TO BE DELIVERED TO CHASEMELLON
                        UPON EXECUTION OF THIS AGREEMENT


Upon execution and delivery of the Agreement, the depositor and the Trustee shall provide ChaseMellon with the following:

1. A copy of the Certificate of Incorporation of the Depositor, and all amendments thereto, certified by the Secretary of State of the state of incorporation and the Certificate of Formation of the Trust, and all amendments thereto, certified by the Secretary of State of its state of formation.

2. A copy of the By-laws of Depositor, as amended to date, and as duly certified by the Secretary of Depositor under the corporate seal, and a fully executed counterpart of each Trust Document, each as amended to date, and as duly certified by an authorized officer of the Trustee.

3. A certificate of the Secretary or an Assistant Secretary of the Depositor, under its corporate seal, and a certificate of a duly authorized officer of the Trustee, stating with respect to the Depositor or the Trust, as the case may be, that:

      a) this Agreement has been executed and delivered pursuant to the authority of the Depositor's Board of Directors or the Trustee:

      b) the attached list of existing agreements pursuant to which Units have been reserved for future issuance specifying the number of reserved Units subject to each such existing agreement and the substitute provisions thereof, is true and complete, or no Units have been reserved for future issuance;

      c) each Unitholder list provided is true and complete or no Units are outstanding;

      d)    that no units are listed on any stock exchange;

      e) there are no co-Transfer Agents, Registrars (other than ChaseMellon) or co-Registrars for any of the Units;

      f) the officer(s) of the Depositor and the Trustee, who executed this Agreement as well as any certificates or papers delivered to ChaseMellon pursuant to this Agreement, were validly elected to, and this incumbents of, the offices they purported to hold at the time of such execution and delivery, and that their signatures on all documentation are genuine; and

      g) the appointment of U.S. Bank, National Association, as Administrative Agent and as Co-Paying Agent and upon which is subscribed a certificate of an officer of the Depositor or the Trustee, as the case may be, other than the officer executing the certificate, stating that the person who executed the certificate was validly elected to, and is the Secretary or an Assistant Secretary of the Depositor or an authorized officer of the Trustee, as the case may be, and that his signature on the certificate is genuine.

4. A Unitholder list, preferably in machine readable format, certified as true and complete by the person preparing the list, for the issued and outstanding Units, setting forth as to each holder, his/her name and address, tax identification number certified by the Unitholder pursuant to requirements of the Internal Revenue Code applicable regulations, the number of Units held, and the existence of any stop orders or other transfer restrictions.

5. Opinion of counsel for the Depositor and the Trustee, addressed to ChaseMellon, substantially to the effect that:

      a) the issuance of the Units has been duly authorized by the Trust, and when issued in compliance with the Trust Agreement and following the deposit referred to in Section 2.01 of the Trust Agreement, the Units will be fully paid and are non-assessable;

      b) the issuance of the Units in accordance with the Trust Agreement does not require registration under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended;

      c) The Trust is duly registered as an investment company under the Investment Company Act of 1940, as amended;

      d) To the knowledge of counsel, no taxes are required to be paid by the Trust in respect of the issuance of the Units; and

      e) the execution and delivery of this Agreement do not violate the terms and conditions of the Trust Agreement, any law covered by such opinion of counsel, to the knowledge of counsel, any order or decree affecting the Trust of any New York or federal court of public authority having jurisdiction, or to the knowledge of counsel, any contract, agreement or undertaking to which the Trust is a party or by which it is bound and this Agreement is enforceable against the Depositor, the Trustee, the Trust and NationsBank, N.A. in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied by a court of law or equity).

7.    A completed Internal Revenue Service Form 2678.

                             NOTIFICATION OF CHANGES

The Depositor and the Trustee shall promptly notify ChaseMellon of the following:

1. Any change in the name of the Depositor, the Trustee or the Trust, any amendment of the certificate of incorporation or by-laws of any of the foregoing, the Trust Documents or any other agreement, document or instrument under which the Trust is organized or governed;

2. Any change in the title of the Units from that set forth in Column 1 of Schedule A hereto;

3. Any change in the Number of Authorized Units from that set forth in Column 2 of Schedule A hereto;

4. Any change in existing agreements or any entry into new agreements changing the Number of Authorized Units;

5. Any change in the number of outstanding Units subject to stop orders or other transfer limitations;

6. The listing or delisting of any Units on any stock exchange;

7. The registration of the issuance of any Units under the Securities Act of 1933, as amended, or the registration of the Units under the Securities Exchange Act of 1934, as amended;

8. The appointment after the date hereof of any co-Transfer Agent, Registrar (other than ChaseMellon), any co-Registrar or Administrative Agent for any of the Units;

9. The merger of the Depositor, the Trustee or the Trust into, or the consolidation of the Depositor, the Trustee or the Trust with, or the sale or other transfer of the assets of the Depositor, the Trustee or the Trust substantially as an entirety to, another person; or the merger or consolidation of another person into or with the Depositor, the Trustee or the Trust; and

10. Any other change in the affairs of the Depositor, the Trustee or the Trust of which ChaseMellon must have knowledge to perform properly in duties under this Agreement.

[LOGO]   CHASEMELLON
      SHAREHOLDER SERVICES                                             EXHIBIT D



                                  FEE SCHEDULE


Fees Are Not Subject to Increase:  FIRST TWO (2) YEARS
                                   -------------------

                                  SERVICE FEES
                                  ------------

FLAT MONTHLY FEE                                                        $1500.00

The above fee will be charged for all services listed in Exhibit B and will be subject to the following allowances:

            Number of open accounts maintained                              1000
            Number of mailings per year (two enclosures)                      14
            Number of book-entry credits (annual)                            500
            Number of Unitholder telephone inquires (monthly)                 25
            Number of Unitholders Written Inquires                            25
            Number of lists, labels, reports, analyses (annual)                4

To the extent the above allowances are exceeded, the following fees will apply:

            For each account maintained (per year)                         $4.50
            For each book-entry credits posted                             $1.50
            For each Unitholder telephone inquiry                          $6.25
            For each Unitholder written inquiry                            $5.00
            Mailings                                                See Attached
            Lists/Labels/Analyses                                   See Attached

                           EXPENSES AND OTHER CHARGES
                           --------------------------

FEES AND OUT OF POCKET EXPENSES. All charges and fees, out of pocket costs, expenses and disbursements of ChaseMellon are due and payable by the Trustee or NationsBank, N.A. upon receipt of an invoice from ChaseMellon.

The cost of stationary and supplies, such as transfer sheets, distribution checks, etc., together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP/IECA, tape charges from DTC, etc. Are billed in addition to the above fees.

For companies who participate in the Direct Registration System (DRS), ChaseMellon will provide a "sell" feature for liquidation of book-entry Units held on behalf of a Unitholder. Upon receipt of a sell request by the registered Unitholder, The Chase Manhattan Bank or Mellon Bank, N.A. will process this request and remit the proceeds to the Unitholder in the form of a check (less the appropriate fees). The charge for each such sale is $15.00 plus $0.12 per Unit.

INITIAL FEE. A fee of $2000.00 will be imposed for any additional activities associated with the acceptance of appointments involving initial public offerings (IPO'S), secondary offerings or closings. The initial fee will cover the issuance of Units to up to 200 Unitholders. A fee of $2.00 per Unitholder will be assessed for each Unitholder over this threshold.

TERMINATION FEE. In the event the Trustee terminates this Agreement, the Trustee or NationsBank, N.A. shall pay ChaseMellon a fee of one dollar ($1.00) per registered Unitholder account then maintained on ChaseMellon's records, subject to a minimum fee of two thousand five hundred dollars ($2,500.00). This fee, subject to change upon written notification to the Trustee by ChaseMellon, is separate from any other amounts payable to ChaseMellon incidental to such termination, such as, the cost to produce and ship records, reports and unused certificate stock to a successor agent. It is also separate from any other fees for services under this Agreement, which would be accrued and payable to ChaseMellon prior to such termination. ChaseMellon may withhold the Trust's records and reports from a successor agent pending the payment in full of its fees and expenses owed under this Agreement.

CONVERSION. There is usually no charge for converting the Trust's files to ChaseMellon's system with the exception of outstanding check history from the current agent's file. A review of the current rules and formats will be made to determine if any situation exists which will require extraordinary effort to complete the conversion. Any charge will be discussed with the Trustee prior to work commencing.

LEGAL, TECHNOLOGICAL EXPENSES. Certain legal expenses may be incurred in resolving matters not anticipated in the normal course of business. This may result in a separate charge to cover ChaseMellon's expenses in resolving such matters, provided that any legal expenses charged by ChaseMellon shall be reasonable.

In the event any Federal regulation and/or state or local law are enacted which require ChaseMellon to make any technological improvements and/or modifications to its current system, the Trustee or NationsBank, N.A. shall reimburse ChaseMellon, on a pro rata basis proportionate to the Trusts' registered Unitholder base, for the costs associated with making such required technological improvements and/or modifications.

OTHER  SERVICES.   Fees  for  any  services  not  specified  will  be  based  on
ChaseMellon's standard fees at the time of the request or, if no standard fees have been established, an appraisal of the work to be performed.

                              LISTS/LABELS/ANALYSES
                                  FEE SCHEDULE



LISTS
      Per name listed                                       $0.05

LABELS
      Per label printed                                     $0.05

ANALYSES
      Per name passed on data base                         $.0.02
      Per name listed in report                             $0.05

(MINIMUM charge for each of the above services will be $250.)


OUT-OF-POCKET EXPENSES

Any expenses of this nature, which include but are not limited to telephone, facsimile transmissions, postage, insurance, messenger, stationery, etc., will be billed in addition to the above stated fees.

                                MAILING SERVICES
                                  FEE SCHEDULE


ADDRESSING
      Addressing mailing medium (per name)                        $0.05

AFFIXING
      Affixing labels (per labels                                $0.035

INSERTING
      Inserting Enclosures (Machine)
            1st Enclosures (per piece)                            $0.05
      Inserting Enclosures (Manual)
              Charge                                         will be  determined
                                                             based  on  analysis
                                                             of   work   to   be
                                                             performed.

(MINIMUM charge for any mailing will be $250.)


OUT-OF-POCKET EXPENSES

Any expenses of this nature, which include but are not limited to telephone, facsimile transmissions, postage, insurance, messenger, stationary, etc., will be billed in addition to the above stated fees.

                                                                       EXHIBIT E

                         MONTHLY DISTRIBUTION STATEMENT
                         ------------------------------




                                     [DATE]



ChaseMellon Shareholder Services L.L.C.
235 Montgomery Street
23rd Floor
San Francisco, California  94104


To ChaseMellon Shareholder Services L.L.C.:


Pursuant to Section 3.05 of the Trust Indenture and Agreement dated June 30, 1999 among Amadeo, Inc., as Depositor, NationsBank, N.A., as Trustee, and NationsBank, N.A., in its individual capacity ("Trust Agreement"), below are the amounts being distributed on [SPECIFIC DATE] from the Principal and Interest Accounts of Amadeo Trust, a trust organized under the laws of the State of New York on June 30, 1999.

When you distribute to each Unitholder its pro rata share of the Interest or Principal Accounts, please provide to each Unitholder a statement of the per unit dollar amount being distributed for each Account.

 Per Unit Distributions              Per Unit Distributions
          from                                from
    Interest Account                   Principal Account
-------------------------------------------------------------
$                                   $



Capitalized terms used in this letter and not otherwise defined have the meanings established in the Trust Agreement.



                                      E-1